EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 15, 1997, by and between U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), and Robert J. Stetson (the "Executive").

                              W I T N E S S E T H:
     WHEREAS, Executive will be the Chief Executive Officer and President of the Company and is expected to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

     WHEREAS, the Company desires (a) to assure itself of both present and future continuity of management, (b) to continue certain minimum termination benefits for Executive, and (c) to provide additional inducement for Executive to continue to remain in the ongoing employ of the Company; and

     WHEREAS, Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements set forth herein, the Company and Executive agree as follows:

     1. Employment. The Company agrees to and does hereby employ the Executive to perform the duties of Chief Executive Officer and President of the Company, and Executive accepts such employment, upon the terms and conditions set forth herein.

     2. Term. The term of this Agreement shall be the period commencing as of the date set forth above and continuing thereafter for a period of four years (as extended as hereinafter provided, the "Term"); provided, however, that at the end of such four year period and each anniversary date thereafter, the Term will automatically be extended for an additional year unless, not later than 60 days prior to the end of such four year period or any such anniversary date, as the case may be, the Company or Executive shall have given notice that it or Executive, as the case may be, does not wish to have the Term extended.

     3. Duties and Services.

     (a) Executive agrees to serve the Company as the Chief Executive Officer and President and to devote his attention and energies to the business of the Company. Executive will not be prevented from (i) engaging in any civic or charitable activity for which Executive receives no compensation or other pecuniary advantage; (ii) investing his personal assets in businesses which do not compete with the Company, provided that such investment will not require any services on the part of Executive in the operation of the affairs of the businesses in which investments are made which would unreasonably interfere with his obligations hereunder; (iii) purchasing securities in any corporation whose securities are publicly traded, provided that such purchases will not result in Executive owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive with that of the Company; (iv) serving as a director of any corporation that does not engage in a Competitive Activity (as defined in Section 15 hereof); or (v) participating in any other activity approved in advance in writing by the Board. Executive also agrees to perform from time to time such other executive services as the Company shall reasonably request, provided that such services shall be consistent with his position and status as Chief Executive Officer and President. In attending to the business and affairs of the Company, Executive agrees to serve the Company faithfully, diligently and to the best of his ability. Executive shall be entitled to continue to serve as a director and officer of QSV Properties, Inc. and perform certain ongoing business functions in connection therewith, provided that such activities do not unreasonably interfere with his obligations hereunder.

     (b) The duties and responsibilities of Executive shall be commensurate with those of the chief executive officer and president of any publicly-held corporation similar to the Company.



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     4. Compensation.

     (a) As consideration for the services to be rendered hereunder by Executive, the Company agrees to pay Executive, and Executive agrees to accept, payable in accordance with the Company's standard payroll practices for executives, but payable in not less than monthly installments, compensation of Two Hundred Fifty Thousand Dollars ($250,000) per annum or such greater amount as may be determined from time to time by the Board pursuant to performance reviews to be conducted on an annual basis or such shorter time period as the Board shall deem appropriate (the "Salary").

     (b) Executive shall be eligible to receive an annual incentive bonus (whether in cash and/or securities) as provided for in any incentive plan of the Company, including, without limitation, stock option and/or stock bonus plans, based on the level of accomplishment of specific performance targets established by the Board or any committee thereof, or such other bonus plans as may be adopted by the Board from time to time in the future. In addition, Executive shall participate in any Company perquisite and supplemental benefit programs established for the benefit of senior executives of the Company.

     (c) Executive shall not receive any additional compensation for his services as a member of the Board.

     (d) Notwithstanding anything in this Section 4 to the contrary, prior to December 31, 2000, Executive shall not be entitled to receive cash compensation payable in accordance with this Section 4 (whether Salary and/or bonus) in excess of $300,000 per annum.

     5. Termination for Cause.

     (a) Subject to the provisions of Section 20 hereof, in the event that Executive shall be discharged for "Cause" as provided in Section 5(b) hereof, all compensation payable to Executive pursuant to Section 4 in respect of periods after such discharge shall terminate immediately upon such discharge, and the Company shall have no obligations with respect thereto, nor shall the Company be obligated to pay Executive severance compensation under Section 7 hereof.

     (b) For the purposes of this Agreement, "Cause" shall mean that, prior to any termination pursuant to Section 5(a) hereof, Executive shall have committed:

     (i) an intentional act or acts of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment for Executive at the expense of the Company; or

     (ii) the continued, repeated, intentional and willful refusal to perform the duties associated with Executive's position with the Company, which is not cured within 15 days following written notice to Executive.

     For purposes of this Agreement, no act or failure to act on the part of Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to Executive and an opportunity for Executive, together with his counsel (if Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of Executive or his beneficiaries to contest the validity or propriety of any such determination, including submitting the decision for review pursuant to Section 20 hereof.



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     6. Termination Compensation.

     (a) If, during the Term, Executive's employment is terminated (i) for any reason other than (A) pursuant to Section 5(a) hereof, (B) by reason of death or
(C) by reason of "Disability" or (ii) by Executive due to "Constructive Discharge," then Executive shall receive termination pay in an amount equal to two times the highest annualized rate of Executive's Salary prior to the date of termination, payable in cash within five business days of the date of termination.

     (b) For the purposes of this Agreement, "Constructive Discharge" shall mean:

     (i) a material reduction in Executive's job function, authority, duties or responsibilities, or a similar change in Executive's reporting relationships;

     (ii) a required relocation of Executive of more than 35 miles from Executive's current job location;

     (iii) any breach of any of the terms of this Agreement by the Company which is not cured within 15 days following written notice thereof by Executive to the Company; or

     (iv) in the event of a "Change in Control" (as hereinafter defined) Executive has reasonably determined that, as a result of a change in circumstances following the Change in Control of the Company that significantly affect his employment, he is unable to exercise the authority, proven duties and responsibilities contemplated by Section 3 hereof;

     provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii), (iii), (iv) or (v) unless Executive actually terminates his employment with the Company within 60 days after the occurrence of such event.

     (c) The amount of compensation payable pursuant to this Section 6 is not subject to any deduction (except for withholding taxes), reduction, offset or counterclaim, and the Company may not give advance notice of termination in lieu of the payment provided for in this Section 6.

     7. Termination in the Event of Death. This Agreement shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's legal representative only the base salary due to the Executive up to the date of termination as well as incentive bonuses, which have accrued through the date of termination, and benefits payable pursuant to this Agreement.

     8. Termination in the Event of Disability. If during the Term, Executive becomes physically or mentally disabled so as to become unable, for a period of more than six (6) consecutive months, to perform his duties hereunder on substantially a full time basis ("Disability"), the Company may at its option terminate Executive's employment hereunder upon not less than thirty (30) days' written notice. In the event of such termination, Executive shall be entitled to continue to receive his base salary and benefits, excluding any incentive bonuses, for a period equal to the lesser of (a) twenty-four (24) months from the date of termination and (b) the remainder of the Term, and then shall receive such benefits as are available to senior executives of the Company under any applicable disability plan.



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     9. Change in Control of the Company.

     (a) If a Change in Control (as hereinafter defined) of the Company occurs prior to the scheduled expiration of the Term and within three years after the Change in Control of the Company (i) Executive is terminated by the Company for reasons other than (A) death, (B) Disability or (C) Cause or (ii) Executive terminates his employment as a result of Construction Discharge, the Company, within 30 days of Executive's termination of employment, will pay to Executive, in lieu of any severance obligation under Section 6 hereof, an amount equal to
2.99 times Executive's compensation, which, for purposes of this Section 9, shall mean an amount equal to the highest annualized rate of Executive's Salary prior to the date of termination, plus Executive's cash bonus for the year immediately prior to such termination.

     (b) For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term either of the following events occurs:

     (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction; or

     (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding voting securities of which are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale.

     10. Certain Additional Payments by the Company.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (a "Payment"), would be subject to the excise tax imposed by Section 4999 (or any successor provision thereto) of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment or payments (a
"Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) All determinations required to be made under this Section 10, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by Executive in his sole discretion. Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within 15 calendar days after the termination date, if applicable, or such earlier time or times as may be requested by the Company or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company shall pay the required Gross-Up Payment to Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive is required to make a payment of any Excise Tax, Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.



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     (c) The Company and Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 10(b) hereof.

     (d) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section
10(b) hereof shall be borne by the Company. If such fees and expenses are initially paid by Executive, the Company shall reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.

     11. Other Benefits.

     (a) Except as expressly provided herein, this Agreement shall not:

     (i) be deemed to limit or affect the right of Executive to receive other forms of additional compensation or to participate in any insurance, retirement, disability, profit-sharing, stock purchase, stock option, stock appreciation rights, cash or stock bonus or other plan or arrangement or in any other benefits now or hereafter provided by the Company or any of the Company's affiliated companies for its employees; or

     (ii) be deemed to be a waiver by Executive of any vested rights which Executive may have or may hereafter acquire under any employee benefit plan or arrangement of the Company or any of the Company's affiliated companies.

     (b) It is contemplated that, in connection with his employment hereunder, Executive may be required to incur reasonable business, entertainment and travel expenses. The Company agrees to reimburse Executive in full for all reasonable and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by him incident to the performance of his duties hereunder, upon submission by Executive to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably requested by the Company.

     (c) It is understood and agreed by the Company that during the term of Executive's employment hereunder, he shall be entitled to annual paid vacations (taken consecutively or in segments), the length of which shall be consistent with the effective discharge of Executive's duties and the general customs and practices of the Company applicable to its executive officers.

     12. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible (a) for Executive to find reasonably comparable employment following the date of termination, and (b) to measure the amount of damages which Executive may suffer as a result of termination of employment hereunder. Accordingly, the payment of the termination compensation by the Company to Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive hereunder or otherwise.



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     13. Confidentiality.

     (a) Recognizing that the knowledge and information about the business methods, systems, plans and policies of the Company and of its affiliated companies which Executive has heretofore and shall hereafter receive, obtain or establish as an employee of the Company or its affiliated companies are valuable and unique assets of the Company and its affiliated companies, Executive agrees that he shall not (otherwise than pursuant to his duties hereunder) disclose, without the written consent of the Company, any confidential knowledge or information pertaining to the Company or its affiliated companies, or their business, personnel or plans, to any person, firm, corporation or other entity, which would result in any material harm or damage to the Company, its business or prospects, for any reason or purpose whatsoever, unless required by law or legal process. In the event Executive is required by law or legal process to provide documents or disclose information, he shall take all reasonable steps to maintain confidentiality of documents and information including notifying the Company and giving it an opportunity to seek a protective order, at its sole cost and expense.

     (b) The provisions of this Section 13 shall survive the expiration or termination of this Agreement, without regard to the reason therefor, for a period of two years from the earlier of (i) expiration of the Term or (ii) termination of Executive's employment with the Company.

     14. Non-Competition.

     (a) Except as otherwise provided in Section 3 hereof, during the Term and any period during which Executive receives any severance payments made pursuant to Section 6, 8, 9(a) or 10(a) hereof and, in the event Executive's employment is terminated (i) by the Company for Cause or (ii) by the Executive otherwise than as a result of Constructive Discharge, for a period ending one (1) year after the date Executive's employment is so terminated (the "Noncompetition Period"), Executive shall not, directly or indirectly, either for himself or any other person, own, manage, control, participate in, invest in, permit his name to be used by, act as consultant or advisor to, render services for (alone or in association with any individual, entity or other business organization) or otherwise assist in any manner any individual or entity that engages in or owns, invests in, manages or controls any venture or enterprise engaged in (each, a "Competitive Activity") the ownership, management, acquisition or development of restaurant properties or retail properties similar to those, if any, being acquired by the Company on the date Executive's employment is so terminated.

     Executive will not disseminate or make use of any of the confidential information of the Company without qualification as to when or how such information may have been acquired unless such information shall become publicly available.

     Executive will not in any manner induce, attempt to induce or assist others to induce or attempt to induce any investor, client or tenant of the Company to terminate its, his or her association with the Company or do anything to interfere with the relationship between the Company and any of its customers, clients, tenants or persons or concerns dealing with the Company during the Noncompetition Period.

     Executive will not, without the prior consent of a majority of the Company's independent directors, solicit, hire away or employ any person who is an employee of the Company during the Noncompetition Period.

     (b) In the event that any restriction contained in this Section 14 shall be held too broad to allow enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restrictions.

     (c) Executive acknowledges and agrees that the Company's remedy at law for any breach of his obligations under this Section 14 may be inadequate, and agrees and consents that temporary and/or permanent or injunctive relief may be entered enjoining him from breaching this Agreement and further agrees that any proceeding which may be brought to enforce any provision of this Section 14 without being requested to prove actual damages as a result of the premature breach of this Agreement.



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     15. Legal Fees and Expenses. It is the intent of the Company that Executive not be required to incur legal fees and the related expenses associated with the
interpretation,   enforcement  or  defense  of  Executive's  rights  under  this
Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or in any way reduce the
possibility  of  collecting  the  amounts  due  hereunder,   or  institutes  any
litigation or other action or proceeding designed to deny, or to recover from, Executive any payments or benefits provided hereunder, the Company irrevocably authorizes Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent Executive in connection with any such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred at the time they are billed by Executive in connection with any of the foregoing, except only in the event of litigation where the Company fully and finally prevails on all causes of action.

     16. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

     17. Successors and Binding Agreement.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

     (b) This  Agreement  will  inure to the  benefit of and be  enforceable  by
Executive's  personal  or  legal  representatives,   executors,  administrators,
successors, heirs, distributees and legatees.

     (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 17(a) and 17(b) hereof and with respect to the Company's obligation to pay legal fees and expenses under Section 15 hereof. Without limiting the generality or effect of the foregoing, Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 17(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated, except with respect to legal fees and expenses, as and to the extent provided in Section 15 hereof.



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     18.  Notices.  For all  purposes  of this  Agreement,  all  communications,
including,  without  limitation,   notices,  consents,  requests  or  approvals,
required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at the address set forth on the signature pages of this Agreement and to Executive at the address set forth on the signature pages of this Agreement, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     19.   Governing  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to the principles of conflict of laws of such State.

     20. Mutual Agreement to Arbitrate.

     (a) The Company and Executive recognize that differences may arise between them. Through the provisions of this Section 20, both parties expect to gain the benefits of a speedy, economical, impartial dispute-resolution procedure. Therefore, the parties agree that this Section 20 shall apply to all disputes or controversies arising out of Executive's employment (or termination of that employment) under this Agreement, that the Company may have against Executive, or that Executive may have against the Company or against (as applicable) its officers, directors, stockholders, partners, advisers or agents ("Claims"). Claims include, but are not limited to, controversies relating to: compensation or benefits, breach of any contract, torts, discrimination under state, federal or local law, and violation of any federal, state or other governmental law, statute, regulation, or ordinance.

     (b) Except as otherwise specifically stated in this Agreement, the sole and exclusive method to resolve any Claim is arbitration as provided in this Section
20. The parties each waive their right to commence an action in any court to resolve a Claim. Neither party shall initiate or prosecute any lawsuit in any way related to any Claim covered by this Section 20.

     (c) A Claim must be processed in the manner set forth below, otherwise the Claim shall be void and deemed waived even if there is a federal or state statute of limitations which would allow more time to pursue the Claim.

     (i) Any Claim not raised under Section 5 hereof must initially be presented to the Company's Board of Directors (the "Board") in writing within ten (10) days after the Executive initially knew or should have known of the facts that gave rise to the Claim. The Board will answer the claim within ten (10) days after the Claim was presented. If the Board fails to respond, it will be deemed a denial of the Executive's Claim.

     (ii) If Executive is not satisfied with the Board's decision, or if the Claim is made under Section 5 hereof, Executive may present the Claim for resolution by final and binding arbitration pursuant to the terms of this
Section 20. If Executive desires to proceed to arbitration, Executive must give written notice to the Company of Executive's intention to arbitrate within thirty (30) days from the date of the Board's final decision.

     (iii) If the Company desires to initiate arbitration, it must give written notice to Executive within thirty (30) days after it initially knew or should have known of the facts that gave rise to its Claim.

     (iv) The written notice of desire to arbitrate shall describe the factual basis of all Claims asserted, and shall be sent to the other party in accordance with the terms of Section 18 hereof. If written notice of intention to arbitrate is not given within the applicable time period, the party who failed to give notice will be deemed to have waived the right to further contest the matter, and will be deemed to have accepted the other party's last stated position on the Claim.

     (v) The arbitration shall be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before a single arbitrator (the "Arbitrator"). The arbitration shall take place in or near the city in which Executive is or was last working with the Company. All arbitrations shall be governed by the laws of the State of Texas, the location of the principal executive office of the Company.

     (vi) The Arbitrator shall be selected in the following manner. The AAA shall give each party a list of at least six arbitrators drawn from its panel of labor and employment arbitrators. Each side may strike all names on the list it deems unacceptable. If only one common name remains on the list of all parties, that individual shall be the Arbitrator. If more than one common name remains on the list of all parties, the parties shall strike names alternately until only one remains. If no common name remains on the list of all parties, the AAA shall furnish one additional list, and the above procedure will be utilized. If no Arbitrator is designated from the second list, the procedure of the AAA rules will be utilized to select the Arbitrator. In no event will the Arbitrator be then affiliated in any manner with a competitor of the Company.

     A. Any party may be represented by an attorney or other representative selected by the party.

     B. Each party shall have the right to take the deposition of one individual and any expert witness designed by another party. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. All issues related to discovery will be resolved by the Arbitrator.

     (vii) At least fourteen (14) days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

     (viii) The Arbitrator will have no authority to: (A) adopt new Company policies or procedures, (B) modify this Agreement or existing Company policies, procedures, wages or benefits, or (C) hear or decide any matter that was not processed in accordance with this Agreement. The Arbitrator shall have exclusive authority to resolve any Claim, including, but not limited to, a dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, or any contention that all or any part of this Agreement is void or voidable. The arbitrator will have the authority to award any form of remedy or damages that would be available in a court.

     (ix) The Company shall pay reasonable and necessary fees of the AAA and the Arbitrator. The parties will pay their own attorneys' fees and expenses associated with the arbitration.

     (x) Either party, in its sole discretion, may, in writing, waive, in whole or in part, the other's failure to follow any time or other requirement set forth in this Agreement.

     (xi) The arbitration will be conducted in private, and will not be open to the public or the media. The testimony and other evidence presented, and the results of the arbitration, unless otherwise agreed to by both parties, are confidential and may not be made public or reported by any news agency or legal publisher or service.

     (xii) The Arbitrator shall render a written decision and award (the "Award"), which shall set forth the facts and reasons that support the Award. The Award shall be final and binding on the Company and Executive.

     21. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

     22. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Except as otherwise identified, references to Sections are references to Sections of this Agreement.

     23. Survival of Certain Provisions. Notwithstanding anything herein to the contrary, the obligations of the Company under Sections 6, 8, 9, 10, 11 and 15 hereof, to the extent applicable, shall remain operative and in full force and effect regardless of the expiration, for any reason, of the Term.

     24.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     25. Warranty. Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

     26. Prior Agreements. This Agreement shall in all respects supersede all previous agreements providing severance pay benefits, whether written or oral, between Executive and the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                          U.S. RESTAURANT PROPERTIES, INC.


                                          By:     /s/ Fred H. Margolin
                                              ------------------------
                                              Fred H. Margolin
                                              Chairman of the Board, Treasurer
                                              and Secretary

                                              Address:
                                              5310 Harvest Hill Road
                                              Suite 270
                                              Dallas, Texas 75230



                                                 /s/ Robert J. Stetson
                                              ------------------------
                                              Robert J. Stetson, Individually

                                              Address:
                                              ------------------------
                                              ------------------------
                                              ------------------------



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